Exhibit 99.1

NV5 ACQUIRES PROGRAM MANAGEMENT FIRM, Owner's Representative Services, Inc.

- Acquisition Broadens Program Management Capabilities to Healthcare Facilities Construction -

Hollywood, FL – June 30, 2014 – NV5 Holdings, Inc. (the “Company” or “NV5”) (Nasdaq:NVEE), a provider of professional and technical engineering and consulting solutions, has acquired Owner's Representative Services, Inc. (ORSI), a program management firm specializing in healthcare facilities development and construction projects.

The $1.4 million acquisition, which used a combination of cash, debt and common stock, is expected to be accretive to NV5’s earnings.

“The acquisition of ORSI strengthens our Program Management vertical by expanding our service footprint in the Midwest and the Rocky Mountain regions, and by adding tremendous expertise in healthcare facilities construction, a new segment for our Company,” said Dickerson Wright, Chairman and CEO of NV5. “OSRI’s owner's representation and program management services have been the preferred choice for healthcare facilities due to their commitment to cost effective and efficient projects. This added dimension will provide new business development opportunities, and we look forward to integrating the ORSI team and leveraging their skills and expertise to grow NV5’s program management vertical.”

Mark Tasker, President of Owner's Representative Services, Inc., commented, “We are very pleased to become a part of NV5, a growing company with an outstanding track record of providing a range of services to large public and private entities. NV5’s ability to offer services across its verticals will allow us to better serve our clients, and expand upon our long-standing relationships in the healthcare space.”

About Owner's Representative Services, Inc.

Founded in 1994, Owner's Representative Services, Inc. (ORSI) delivers program management and owner's representation services to healthcare organizations engaged in real estate development and construction projects, providing cost benefits and efficiencies as a result of improved and informed control of its projects. ORSI operates out of offices in Cleveland, Ohio (Mayfield Heights) and Denver, Colorado (Greenwood Village). To date, ORSI has provided services on several hundred million dollars worth of construction projects throughout, Arizona, California, Colorado, Kansas, Missouri, Ohio, Illinois and Washington, D.C., including currently, the Cambridge Tower New Hospital Project for The University of Kansas Hospital and the new Bed Tower Addition for Southwest General Hospital in Middleburg Heights, Ohio. For additional information, please visit the company's website at www.orsinet.com.

About NV5

NV5 Holdings, Inc. (Nasdaq: NVEE) is a provider of professional and technical engineering and consulting solutions to public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets. NV5 primarily focuses on five business verticals: construction quality assurance, infrastructure, energy, program management and environmental solutions. The Company operates 25 offices in California, Colorado, Utah, Florida, Pennsylvania and New Jersey and is headquartered in Hollywood, Florida. For additional information, please visit the Company's website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the acquisition being accretive to NV5’s earnings. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the "Risk Factors" set forth in the Company's most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.

Contacts:

NV5 Holdings, Inc.

Richard Tong

Tel: +1-954-495-2114

- OR -

The Piacente Group | Investor Relations

Don Markley or Glenn Garmont

Tel: +1-212-481-2050

Email: nv5@tpg-ir.com